UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 2, 2019

ARRIS INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-37672	98-1241619
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia		30024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed on November 8, 2018, CommScope Holding Company, Inc. (“CommScope”) and ARRIS International plc, a public limited company organized under the laws of England and Wales (the “Company” or “ARRIS”), entered into a bid conduct agreement (the “Bid Conduct Agreement”), pursuant to which CommScope has agreed to acquire all of the issued and to be issued ordinary shares, £0.01 nominal value per share, of ARRIS for $31.75 per Ordinary Share pursuant to a court-sanctioned scheme of arrangement (the “Transaction”).

On January 2, 2019, CommScope and ARRIS entered into an amendment to the Bid Conduct Agreement (the “Amendment”), which provides that ARRIS restricted stock units that are issued to ARRIS employees after the date of the Bid Conduct Agreement and which remain outstanding as of immediately prior to the closing of the Transaction will be converted into CommScope restricted stock units at the closing of the Transaction in accordance with the Bid Conduct Agreement. However, CommScope retains the right to consent to any such issuance and retains the discretion to accelerate any restricted stock units so issued.

The foregoing description of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the Amendment, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	First Amendment to Bid Conduct Agreement, dated as of January 2, 2019, between ARRIS International plc and CommScope Holding Company, Inc.

Important Additional Information Regarding the Transaction Has Been Filed With The SEC

In connection with the proposed Acquisition, the Company filed a definitive proxy statement and forms of proxy with the Securities and Exchange Commission (the “SEC”) on December 19, 2018, which has been mailed to the shareholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, as well as the Company’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov or at the Company’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the proxy statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 1, 2018, and its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 23, 2018. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed on December 19, 2018.

The Company is organized under the laws of England and Wales. Some of the officers and directors of the Company are residents of countries other than the United States. As a result, it may not be possible to sue the Company or such persons in a non-US court for violations of US securities laws. It may be difficult to compel the Company and its affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS INTERNATIONAL PLC

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: January 3, 2019